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                                                                  EXHIBIT 10.224

                             COMPENSATION AGREEMENT


        THIS COMPENSATION AGREEMENT ("Agreement") is entered into by and between Carol Sullivan, an individual residing at 8653 Robinson Ridge Drive, Las Vegas, Nevada, 89117. ("Sullivan") and Preferred Equities Corporation, a Nevada corporation with its principal address being 4310 Paradise Road, Las Vegas, Nevada 89109 ("PEC").

                                     RECITAL

        As of January 8, 2001, Sullivan is employed as the Senior Vice President and Chief Financial Officer ("CFO") of PEC. In her role as CFO, Sullivan is responsible for arranging financings, lender relations and supervision of the Trust Deed and Portfolio Management departments and other financial and back office duties assigned to her from time to time by the Chief Executive Officer of PEC. Sullivan reports to the Chairman of the Board and Chief Executive Officer of PEC, Jerome J. Cohen. Sullivan and PEC desire to enter into this Agreement in order to reduce to writing Sullivan's compensation arrangement with PEC for such period of time as Sullivan is employed by PEC as CFO or until modified by mutual agreement of the parties. In consideration of the foregoing, the parties hereto agree as follows.

1. TERM. The term of this Agreement shall be for a period of one year and shall expire on January 7, 2002, unless earlier terminated in accordance with the provisions contained herein.

2. BASE SALARY. Sullivan shall be paid a base salary of Two hundred thousand dollars ($200,000.00) per annum payable bi-weekly as part of the regular PEC payroll. Base salary payments shall be subject to ordinary withholding for taxes and withholding for items designated by Sullivan such as for 401(k) contributions.

 3. EXECUTIVE BONUS POOL. Sullivan shall be eligible to participate in the Executive Incentive Compensation Plan of Mego Financial Corp. with awards thereunder at the discretion of the Incentive Compensation Committee of the Board of Directors of Mego Financial Corp., PEC'S parent.

 4. STOCK OPTIONS. Sullivan may receive stock options under the Stock Option Plan of , Mego Financial Corp., at the discretion of the Board of Directors of Mego Financial Corp.

 5. TRAVEL AND BUSINESS EXPENSE. Sullivan shall be reimbursed for usual business and travel expenses. Sullivan shall be entitled to fly first class on any flight or combination of flights longer than two hours in scheduled duration.

  6. OTHER BENEFITS. Sullivan shall be eligible for all benefits afforded to PEC executives from time to time provided Sullivan meets any eligibility requirements set forth



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for employees participating therein.

7. VACATION. Sullivan shall have three (3) weeks paid vacation during each PEC fiscal year.

8. TERMINATION.

        (a) PEC shall have the right to terminate the Agreement at any time with Thirty days written notice to Sullivan.

        (b) If Sullivan's employment is terminated by PEC for any reason other than for Cause during the term of this Agreement, or if PEC gives Sullivan notice that PEC does not intend to renew the Agreement pursuant to Section 9., Sullivan shall receive base salary as set forth in Sections 2. to the date of termination and a severance payment in the amount of One Hundred Thousand Dollars ($100,000.00). If Sullivan resigns or terminates her employment by PEC she will only be entitled to her base salary to the date of such termination.

9. RENEWAL. This Agreement shall be renewed from year to year provided that neither party has given written notice to the other party of her or its intention not to renew, at least thirty (30) days prior to the expiration of the then term of the Agreement. In the event that the Agreement has been renewed for a term following the initial term then the severance payment set forth in
Section 8.(b) shall be Two Hundred Thousand Dollars ($200,000.00).

10. DEFINITION OF CAUSE. "Cause" shall mean any one of the following acts of, or omissions by, or actions of others relating to, Sullivan:

        (a) Conviction of a felony, whether or not such conviction is appealed.

        (b) Deliberate and premeditated acts against the best interests of PEC.

        (c) Sullivan is found guilty of or is enjoined from violation of any state or federal security laws, state or federal laws governing the business of PEC, or rules or regulations of any state or federal agency regulating any of the business of PEC.

        (d) Misappropriation of PEC funds or property.

        (e) Habitual use of alcohol or drugs to a degree that such use interferes in any way with Sullivan's performance of her duties.

11. COVENANT NOT TO SOLICIT. Sullivan agrees that so long as she is employed by PEC and for a period of one year after termination of her employment by PEC with or without Cause, or resignation or termination of her



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employment by Sullivan, Sullivan will not solicit or encourage other employees or officers of PEC to terminate their employment by PEC for any purpose whatsoever.

12. NOTICE. All notices under this Agreement shall be in writing and shall be given by personal delivery, certified United States mail or by facsimile, to the address set forth below:

            If to Sullivan:                     Carole Sullivan
                                                8653 Robinson Ridge Drive
                                                Las Vegas, NV 89117

                                                Facsimile #  702-804-5699

            If to PEC:                          Preferred Equities Corporation
                                                4310 Paradise Road
                                                Las Vegas, NV 89109
                                  Facsimile #   702-369-4398
                                  Attn.         Jerome J. Cohen
                                                President


13. MISCELLANEOUS.

        (a) This Agreement is personal to Sullivan and the duties and responsibilities hereunder may not be assigned by Sullivan.

        (b) This Agreement shall terminate except, to the extent applicable, on the date of termination of Sullivan's employment by PEC, or Sullivan's resignation, her termination of employment, death or permanent disability.

        (c) This Agreement may only be modified by mutual written agreement of the parties.

        (d) The headings to this Agreement are for convenience of reference only and are not to be considered in the interpretation of this Agreement.

        (e) This Agreement shall be governed by the laws of the State of Nevada.

        (f) This Agreement constitutes the entire agreement between the parties and there are no other agreements, representations or warranties other than as set forth herein.



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the
8th day of January, 2001.

Preferred Equities Corporation


-----------------------------               -----------------------
Jerome J. Cohen                             Carol Sullivan
President



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